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                                                                  Exhibit (j)(2)

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



We consent to the references to our firm under the captions "Financial Highlights" in each Prospectus and "Financial Statements" and "Independent Auditors" in each Statement of Additional Information and to the incorporation by reference in Post-Effective Amendment Number 31 to Registration Statement (Form N-1A, No. 2-93068) of Excelsior Tax-Exempt Funds, Inc. of our reports dated May 15, 2001 on the financial statements and financial highlights included in the 2001 Annual Reports to Shareholders.




                                        /s/ Ernst & Young LLP
                                            Ernst & Young LLP




Boston, Massachusetts
July 27, 2001